Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Adesto Technologies Corporation

Opinion on the Consolidated Statement of Assets Acquired and Liabilities Assumed

We have audited the accompanying consolidated statement of assets acquired and liabilities assumed of S3 Asic Semiconductors Limited (the “Company”) as of May 9, 2018. In our opinion, the consolidated statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of May 9, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This consolidated statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated statement of assets acquired and liabilities assumed based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of assets acquired and liabilities assumed is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated statement of assets acquired and liabilities assumed, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated statement of assets acquired and liabilities assumed. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated statement of assets acquired and liabilities assumed. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to Note 1 of the consolidated statement of assets acquired and liabilities assumed, which describes that the accompanying consolidated statement of assets acquired and liabilities assumed was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Adesto Technologies Corporation and is not intended to be a complete presentation of the financial position of S3 Asic Semiconductors Limited.  Our opinion is not modified with respect to this matter.

/s/ BPM LLP

We have served as the Company’s auditor since 2018.

San Jose, California

June 26, 2018

S3 ASIC SEMICONDUCTORS LIMITED

CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in thousands)

Assets acquired
Current assets:
Cash	$267
Accounts receivable	192
Other current assets	883
Total current assets	1,342
Property and equipment, net	191
Intangible assets	15,340
Goodwill	34,352
Total assets acquired	$51,225
Liabilities assumed
Accounts payable	$37
Deferred revenue	129
Earn-out liability, current	10,218
Other current liabilities	761
Total current liabilities	11,145
Deferred tax liability	1,918
Earn-out liability, non-current	3,279
Total liabilities assumed	$16,342
Total net assets acquired	$34,883

The accompanying notes are an integral part of the financial statement.

S3 ASIC SEMICONDUCTORS LIMITED

NOTES TO CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

NOTE 1 - DESCRIPTION OF THE TRANSACTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Description of Transaction.

On May 9, 2018, Adesto Technologies Corporation, a Delaware corporation (the “Company,” “we” and “our”), completed its acquisition of 100% of the issued capital (the “Acquisition”) of S3 Asic Semiconductors Limited, a private company limited by shares and incorporated in Ireland (“S3”), pursuant to the Share Purchase Agreement dated as of May 9, 2018 (the “Agreement”). S3 is headquartered in Ireland and its subsidiaries are in the United States, Portugal and the Czech Republic. S3 and its subsidiaries are engaged in the business of providing advanced mixed signal semiconductor devices and intellectual property to customers in the industrial and communications markets.

Acquisition Consideration and Earn-Outs.

Subject to the terms and conditions of the Agreement, the Company agreed to the Acquisition for an aggregate base purchase price of $35.0 million, subject to adjustments for working capital and reductions for indebtedness (the “Completion Payment”) plus an amount that may be payable as performance-related consideration or earn-out (as outlined below). The Completion Payment was paid by the Company entirely in cash to the sellers under the Agreement, except that $3.5 million was withheld therefrom and was contributed to an escrow account to be paid 15 months after closing.

The Company may become obligated to make certain earn-out consideration payments to the sellers under the Agreement (the “Earn-out”). The obligation of the Company to pay the Earn-Out is based on S3’s performance under the Financial Measure Earn-Out, the Performance Indicators Earn-out, and the Unit Revenue Earn-out, as each are defined below. The aggregate amount potentially payable pursuant to the Earn-Out based on the S3’s revenue during a period beginning April 1, 2018 and ending March 31, 2019 (the “Financial Measure Earn-Out) is $10.9 million. The aggregate amount potentially payable pursuant to the Earn-out based on S3’s entry into and performance under certain supply contracts during a period beginning April 1, 2018 and ending December 31, 2018 (the “Performance Indicators Earn-out”) is $4.6 million. The aggregate amount potentially payable pursuant to the Earn-out based on S3’s revenues earned from the sales of semiconductor devices during a period from January 1, 2019 until December 31, 2019 (the Unit Revenue Earn-out) is $1.4 million.

Basis of Presentation.

The accompanying consolidated statement of assets acquired and liabilities assumed was prepared to satisfy the obligations to provide financial statements required by Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and for inclusion in the Company’s filings with the Securities and Exchange Commission, and is not intended to be a complete presentation of the financial position of S3’s business. Accordingly, the accompanying consolidated statement of assets acquired and liabilities assumed does not purport to present the financial position of S3 that would have resulted if S3 had operated as a standalone, separate business.

The Company has determined the acquisition of assets and assumption of liabilities of S3 as of May 9, 2018 constitutes a business acquisition as defined by Accounting Standards Codification (“ASC”) 805,Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their preliminary acquisition date fair values as required by that statement. Fair values are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).

Use of Estimates.

Accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the amounts reported in the financial statements. Such estimates include, but are not limited to, the valuation of accounts receivable, intangible assets and the Earn-out liability. We base our estimates of the carrying value of certain assets and liabilities on historical experience and on various other assumptions that are believed to be reasonable under the circumstances when these carrying values are not readily available from other sources. Actual results could differ from these estimates.

Accounts Receivable.

We monitor collectibility of accounts receivable primarily through review of our accounts receivable aging. When facts and circumstances indicate the collection of specific amounts or from specific customers is at risk, we assess the impact on amounts recorded for bad debts and, if necessary, record a charge in the period such determination is made. As of May 9, 2018, there was no allowance for doubtful accounts.

Property and Equipment, Net.

Property and equipment, net are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the term of the related lease, whichever is shorter. Estimates of useful lives are as follows:

Estimated useful lives
Machinery and equipment	3-7 years
Leasehold improvements	Shorter of lease term or 7 years

Goodwill and Intangible Assets.

Goodwill represents the excess of the purchase price of the acquired business over the acquisition date fair value of the net assets acquired. Goodwill is primarily attributable to the assembled workforce, new product development capabilities and anticipated synergies and economies of scale expected from the operations of the combined company. Goodwill is tested for impairment on an annual basis as of November 1 of each year or whenever events or changes in circumstances indicate that the asset may be impaired. Factors that we consider in deciding when to perform an impairment test include significant negative industry or economic trends or significant changes or planned changes in our use of the intangible assets. Goodwill will be deductible for tax purposes over 15 years.

Acquired intangible assets, which are initially recorded at fair value on the date of acquisition and include customer relationships and existing technology, will be amortized over their estimated useful lives. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. The Company will amortize the acquired intangible assets using the straight-line method over an estimated life ranging from 6 months to 12 years. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate a potential reduction in their fair values below their respective carrying amounts. Amortization expense related to the below intangible assets will be approximately $1.5 million for the remainder of 2018, approximately $2.1 million per year for the years 2019 through 2024, approximately $0.8 million for 2025, and approximately $0.1 million per year for the years 2026 through 2029.

The fair value of goodwill and intangible assets acquired is as follows (dollar amounts in thousands):

	Fair Value	Useful Life (in Years)
Customer relationships	$12,880	6 - 7
Contract backlog	210	0.5
Developed technology	1,080	4 - 5
Non-compete agreements	380	2
Trademarks	790	11 - 12
Goodwill	34,352
Total acquired intangible assets	$49,692

Earn-out Liability.

The Earn-out liability was part of the purchase price under the Agreement and will be adjusted to fair value at each reporting date until settled. Changes in fair value will be recognized in operations while changes in the Earn-out liability due to the passage of time will be recognized as other expense. Payment of the Earn-out Liability is based upon S3’s performance under the Financial Measure Earn-Out, the Performance Indicators Earn-out, and the Unit Revenue Earn-out, as each are defined below. The aggregate amount potentially payable pursuant to the Earn-Out based on the S3’s revenue during a period beginning April 1, 2018 and ending March 31, 2019 (the “Financial Measure Earn-Out) is $10.9 million. The aggregate amount potentially payable pursuant to the Earn-out based on S3’s entry into and performance under certain supply contracts during a period beginning April 1, 2018 and ending December 31, 2018 (the “Performance Indicators Earn-out”) is $4.6 million. The aggregate amount potentially payable pursuant to the Earn-out based on S3’s revenues earned from the sales of semiconductor devices during a period from January 1, 2019 until December 31, 2019 (the Unit Revenue Earn-out) is $1.4 million,  with any such payments adjusted to the extent such performance measures are not met.

Income Taxes.

We account for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates that will be effect when the differences are expected to reverse.

Deferred Revenue.

We typically invoice a portion of our contractual amount with individual customers for revenue producing activities for which revenue has yet to be recognized.  Certain amounts are invoiced at contract signing.  These amounts are recorded as deferred revenue in the current liabilities section of the balance sheet and are subsequently recognized as revenue when the revenue is earned.

Fair Value Measurements.

Fair value is defined as the exchange price that would be received from selling an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We measure financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2 . Quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

Level 3. Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The fair value of accounts receivable, other current assets, property and equipment, net, accounts payable, deferred revenue and other current liabilities approximated their carrying value at the date of acquisition. Intangible assets and the Earn-out Liability were valued using Level 3 inputs.

The fair values of the acquired intangible assets were determined using the following methods:

Customer relationships and contract backlog – Multiperiod excess earnings method (income approach).

Developed technology and trademarks – Royalty savings method (income approach).

Non-compete agreements – With and without method.

The fair value of the Earn-out Liability was measured using a Monte Carlo simulation using risk-neutral framework and management’s probability estimates.

NOTE 2 - ALLOCATION OF ACQUISITION CONSIDERATION.

The consolidated statement of assets acquired and liabilities assumed is presented on the basis of the Company’s allocation of acquisition consideration under the Agreement. The Company accounts for business combinations under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and liabilities assumed at their acquisition date fair values. The acquisition consideration has been allocated to tangible and intangible assets acquired and liabilities assumed based on estimates of their fair value. The acquisition consideration allocation may be adjusted if additional information which existed as of the acquisition date, but was unknown to the Company at that time, becomes known to the Company during the remainder of the measurement period (up to one year from the acquisition date). While management believes that its estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed, and the resulting amount of goodwill.

The table below represents the total estimated preliminary acquisition consideration (in thousands):

Cash consideration, net of cash acquired	$34,883
Estimated fair value of earn-out liability	13,497
Total acquisition consideration	$48,380